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                                                                 Exhibit No. 5.1

Opinion of Johanna G. O'Loughlin



                                 March 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Equitable Resources, Inc.
                           Registration Statement on Form S-8
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Ladies and Gentlemen:

         I am the General Counsel of Equitable Resources, Inc., a Pennsylvania corporation ("Equitable"). In that capacity, I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of $5,000,000 of Deferred Compensation Obligations, payable in the future to participants in and in accordance with the terms of the Equitable Resources, Inc. Deferred Compensation Plan and the Equitable Resources, Inc. Directors' Deferred Compensation Plan (collectively, the "Plans"), and 500,000 shares of Equitable Common Stock, no par value (the "Shares"), that may be issued in satisfaction of the Deferred Compensation Obligations under the Plans.

         In that connection, I have examined such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation, as amended, and the By-laws of Equitable (as amended and restated). In the examination of such documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to those original documents of all documents submitted to me as certified or photostatic copies.

         Based upon the foregoing, I am of the opinion that the Deferred Compensation Obligations and Shares being registered, when sold or issued in accordance with the provisions of said Plans, in accordance with Pennsylvania law and upon payment of the consideration for such obligations as contemplated by said Plans, (i) such Deferred Compensation Obligations will be validly and legally binding obligations of Equitable in accordance with and subject to the terms of the Plans, and (ii) such shares will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the referral to my name as in the Registration Statement and related prospectus.


                              Very truly yours,


                              /s/ Johanna G. O'Loughlin
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                              Johanna G. O'Loughlin
                              Vice President, General Counsel and Secretary


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